                                   EXHIBIT 11
                             EAGLE BANCSHARES, INC.

Statement re: Computation of per share earnings

         Below is a reconciliation for the three-month periods ended December 31, 2000 and 1999, of the difference between average basic common shares outstanding and average diluted common shares outstanding.

COMPUTATION OF PER SHARE EARNINGS

(dollars in thousands except per share data)         THREE MONTHS ENDED
                                                DECEMBER 31,       December 31,
                                                    2000               1999
                                                  -------             ------
Basic
-----
Net income                                        $  (947)            $2,343
                                                  -------             ------

Average common shares                               5,637              5,546
                                                  -------             ------

Earnings per common share - basic                 $ (0.17)            $ 0.42
                                                  -------             ------

Diluted
-------
Net income                                        $  (947)            $2,343
                                                  -------             ------

Average common shares - basic                       5,637              5,546
Incremental shares outstanding                         --(1)              72
                                                  -------             ------
Average common shares - diluted                     5,637              5,618
                                                  -------             ------

Earnings per common share - diluted               $ (0.17)            $ 0.42
                                                  -------             ------
----------
(1) Shares excluded due to loss position, 28




Below is a reconciliation for the nine-month periods ended December 31, 2000 and 1999, of the difference between average basic common shares outstanding and average diluted common shares outstanding.


(dollars in thousands except per share data)           NINE MONTHS ENDED
                                                DECEMBER 31,       December 31,
                                                    2000              1999
                                                  -------            -------
Basic
-----
Net income                                        $ 1,892            $ 7,031
                                                  -------            -------

Average common shares                               5,637              5,565
                                                  -------            -------

Earnings per common share - basic                 $  0.34            $  1.26
                                                  -------            -------

Diluted
-------
Net income                                        $ 1,892            $ 7,031
                                                  -------            -------

Average common shares - basic                       5,637              5,565
Incremental shares outstanding                         39                 91
                                                  -------            -------
Average common shares - diluted                     5,676              5,656
                                                  -------            -------

Earnings per common share - diluted               $  0.33            $  1.24
                                                  -------            -------